        Exhibit 4.13
Execution Version
KENNEDY-WILSON HOLDINGS, INC.,
as Parent

KENNEDY-WILSON, INC.,

as Issuer
THE NEW SUBSIDIARY GUARANTORS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

SUPPLEMENTAL INDENTURE NO. 2031-4
Dated as of December 14, 2023

to

INDENTURE

Dated as of March 25, 2014

5.000% Senior Notes due 2031

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    SUPPLEMENTAL INDENTURE NO. 2031-4 (the “Supplemental Indenture”), dated as of December 14, 2023, among Kennedy-Wilson, Inc., as issuer (the “Issuer”), KW Pacific Valley, LLC, a Delaware limited liability company, KW Pearl Street Portfolio, LLC, a Delaware limited liability company, KW Stockton Industrial, LLC, a Delaware limited liability company, KWF Capital, LLC, a Delaware limited liability company, KW Rainier Ridge Member, LLC, a Delaware limited liability company, KW Multifamily 2023, LLC, a Delaware limited liability company, KW Snake River, LLC, a Delaware limited liability company, KW Development, LLC, a Delaware limited liability company, KW Oxbow Dovetail Funding, LLC, a Delaware limited liability company (the preceding nine entities, each, a “New Guarantor” and, collectively, the “New Guarantors”), Kennedy-Wilson Holdings, Inc., a Delaware corporation, as the Parent Guarantor (the “Parent Guarantor”), the Guarantors (as defined in the Indenture referred to below), and Wilmington Trust, National Association, as trustee (the “Trustee”).
WITNESSETH THAT:
    WHEREAS, the Issuer and the Trustee have executed and delivered a base indenture, dated as of March 25, 2014 (as amended, supplemented or otherwise modified from time to time, and, together with the Supplemental Indenture No. 2031-1, Supplemental Indenture No. 2031-2, and Supplemental Indenture No. 2031-3 (each as defined below), the “Indenture”) to provide for the future issuance of the Issuer’s debt securities to be issued from time to time in one or more series;
    WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into that certain Supplemental Indenture No. 2031-1, dated as of February 11, 2021 (the “Supplemental Indenture No. 2031-1”), that certain Supplemental Indenture No. 2031-2, dated as of August 4, 2021 (the “Supplemental Indenture No. 2031-2”), and that certain Supplemental Indenture No. 2031-3, dated as of May 12, 2022 (the “Supplemental Indenture No. 2031-3”) relating to the Issuer’s 5.000% Senior Notes due 2031 (the “Notes”);
    WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause certain of its domestic Restricted Subsidiaries to provide Guaranties after the Issue Date (as defined in the Indenture);
    WHEREAS, the Issuer desires, and this Supplemental Indenture is being executed and delivered pursuant to Sections 4.09 and 9.01(iv) of the Supplemental Indenture No. 2031-1, to cause the New Guarantors to provide a Guaranty and become Subsidiary Guarantors;
    WHEREAS, the Issuer, the New Guarantors, the Parent Guarantor and the Guarantors have duly authorized the execution and delivery of this Supplemental Indenture, subject to the terms and conditions described herein;
    WHEREAS, the Issuer, the New Guarantors, the Parent Guarantor and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms and to give effect to the terms and conditions set forth herein and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects; and
    WHEREAS, pursuant to Sections 9.01 and 10.09 of the Supplemental Indenture No. 2031-1, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE:

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Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined herein) of the Notes.
Section 1.    Capitalized terms used herein without definition shall have the respective definitions ascribed to them in the Indenture.
Section 2.    Each New Guarantor, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article X of the Supplemental Indenture No. 2031-1.
Section 3.    Notwithstanding anything herein to the contrary, this Supplemental Indenture shall be subject, without limitation, to the last paragraph of Section 10.09 of the Supplemental Indenture No. 2031-1 with the same force and effect as if such paragraph were reproduced herein.
Section 4.    THIS SUPPLEMENTAL INDENTURE AND THE GUARANTEES OF THE NEW GUARANTORS, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR SUCH GUARANTEES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW).
Section 5.    This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
Section 6.    No past, present or future director, officer, employee, incorporator, member or stockholder or control person of the Issuer, the Parent or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuer, the Parent or any Subsidiary Guarantor under the Notes, any Guaranty, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note or any Guaranty waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes or any Guaranty.
Section 7.    This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and all subsequent supplements thereto, including this Supplemental Indenture, shall be read together.
Section 8.    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect or the recitals contained herein, all of which recitals are made solely by the Issuer, the Parent Guarantor and the New Guarantors party hereto.
[Remainder of this Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Kennedy-Wilson, Inc.

By:    /s/ In Ku Lee
Name:    In Ku Lee
Title:    Secretary

    Kennedy-Wilson Holdings, Inc.

By: /s/ In Ku Lee
Name:    In Ku Lee
Title:    Secretary

KW Pacific Valley, LLC
By: Kennedy-Wilson Capital, its sole member

        /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President

KW Pearl Street Portfolio, LLC
By: Kennedy-Wilson Capital, its sole member

        /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President

    [Signature page to Supplemental Indenture No. 2031-4]

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KW Stockton Industrial, LLC
By: K-W Properties, its sole member

        /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President

KWF Capital, LLC
By: Kennedy-Wilson Capital, its sole member

        /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President

KW Rainier Ridge Member, LLC
By: K-W Properties, its sole member

        /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President

KW Multifamily 2023, LLC
By: K-W Properties, its sole member

        /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President

    [Signature page to Supplemental Indenture No. 2031-4]

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KW Snake River, LLC
By: K-W Properties, its sole member

        /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President

KW Development, LLC
By: K-W Properties, its sole member

        /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President

KW Oxbow Dovetail Funding, LLC
By: K-W Properties, its sole member

        /s/ In Ku Lee
Name:    In Ku Lee
Title:    Vice President

    [Signature page to Supplemental Indenture No. 2031-4]

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Wilmington Trust, National Association, as Trustee

By:    /s/ Jane Schweiger
Name:    Jane Schweiger
    Title: Vice President

    [Signature page to Supplemental Indenture No. 2031-4]

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